Exhibit 99.1

COMPANY CONTACTS

Shiv Kapoor

Vice President, Strategic Planning & Investor Relations

702-835-6300

InvestorRelations@sppirx.com

Spectrum Pharmaceuticals Reports Financial Results for First Quarter 2014

•	Total product sales for the three months ended March 31, 2014 were $40.1 million, compared to $29.3 million in the same period last year, an increase of 37%.

•	Non-GAAP EPS was $0.01, and GAAP EPS was ($0.44).

•	Spectrum expects a decision on the NDA approval of Beleodaq™ by the FDA’s decision date of August 9.

•	Captisol-Enabled™ (Propylene Glycol-Free) Melphalan met its primary endpoint; Spectrum expects to file an NDA in the 3rd quarter.

•	Spectrum’s long-acting GCSF drug, SPI-2012, is enrolling well in the Phase 2 study. Spectrum expects to make a Phase 3 Go/No-Go decision this year.

HENDERSON, Nevada – May 8, 2014 – Spectrum Pharmaceuticals (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology, announced today financial results for the three-month period ended March 31, 2014.

“Our base business, consisting of four marketed oncology drugs, remains strong and our pipeline continues to mature and the prospects for Spectrum have never been brighter,” said Rajesh C. Shrotriya, MD, Chairman and Chief Executive Officer of Spectrum Pharmaceuticals. “With three significant pipeline milestones in the next few months, this is a very exciting time in Spectrum’s history. The FDA approval decision for Beleodaq is expected by August 9. Following the recent positive data from CE Melphalan, we expect to file for approval for this improved formulation of Melphalan. The Phase 2 trial for SPI-2012 is enrolling well. If the SPI-2012 development program is successful, we will compete in the multi-billion dollar neutropenia market. We are looking forward to these exciting milestones in the near term.”

Three-Month Period Ended March 31, 2014 (All numbers are approximate)

GAAP Results

Product sales and total revenues were $40.1 million in the first quarter of 2014. Total revenue increased 4% from $38.7 million in the first quarter of 2013, while product sales increased 37% from $29.3 million in the first quarter of 2013.

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Product sales in first quarter included: FUSILEV® (levoleucovorin) net sales of $22.2 million, FOLOTYN® (pralatrexate injection) net sales of $10.1 million, ZEVALIN® (ibritumomab tiuxetan) net sales of $6.3 million and MARQIBO® (vinCRIStine sulfate LIPOSOME injection) net sales of $1.5 million.

Spectrum recorded net loss of $27.6 million, or ($0.44) per basic and diluted share in the three-month period ended March 31, 2014, compared to net loss of $5.4 million, or ($0.09) per basic and diluted shares in the comparable period in 2013. Total research and development expenses were $29.5 million in the quarter, as compared to $11.9 million in the same period in 2013. Selling, general and administrative expenses were $23.4 million in the quarter, compared to $22.0 million in the same period in 2013.

Non-GAAP Results

Spectrum recorded non-GAAP net income of $0.7 million, or $0.01 per basic and diluted share in the three-month period ended March 31, 2014, compared to a net income of $0.9 million, or $0.01 per basic and diluted share in the comparable period in 2013. Non-GAAP research and development expenses were $11.2 million, as compared to $10.1 million in the same period of 2013. Non-GAAP selling, general and administrative expenses were $20.7 million, as compared to $19.3 million in the same period in 2013.

Conference Call

Thursday, May 8, 2014 @ 4:30 p.m. Eastern/1:30 p.m. Pacific

Domestic:	(877) 837-3910, Conference ID# 27822012
International:	(973) 796-5077, Conference ID# 27822012

This conference call will also be webcast. Listeners may access the webcast, which will be available on the investor relations page of Spectrum Pharmaceutical’s website: www.sppirx.com on May 8, 2014 at 4:30 p.m. Eastern/1:30 p.m. Pacific.

On the conference call, management will review the financial results, provide an update on the Company’s business and discuss expectations for the future.

About Spectrum Pharmaceuticals, Inc.

Spectrum Pharmaceuticals is a leading biotechnology company focused on acquiring, developing, and commercializing drug products, with a primary focus in oncology and hematology. Spectrum and its affiliates market four oncology drugs – FUSILEV® (levoleucovorin) for Injection in the U.S.; FOLOTYN® (pralatrexate injection), also marketed in the U.S.; ZEVALIN® (ibritumomab tiuxetan) Injection for intravenous use, for which the Company has worldwide marketing rights and MARQIBO® (vinCRIStine sulfate LIPOSOME injection) for intravenous infusion, for which the Company has worldwide marketing rights. Spectrum’s strong track record in in-licensing and acquiring differentiated drugs, and expertise in clinical development have generated a robust, diversified, and growing pipeline of product candidates in advanced-stage Phase 2 and Phase 3 studies. More information on Spectrum is available at www.sppirx.com.

11500 S. Eastern Ave., Ste. 240   •   Henderson, Nevada 89052   •   Tel: 702-835-6300   •   Fax: 702-260-7405   •   www.sppirx.com

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About FUSILEV® (levoleucovorin) for injection

FUSILEV, a novel folate analog, is approved as a ready-to-use solution (FUSILEV Injection), and as freeze-dried powder (FUSILEV for Injection). FUSILEV is indicated for use in combination chemotherapy with 5-fluorouracil in the palliative treatment of patients with advanced metastatic colorectal cancer. FUSILEV is also indicated for rescue after high-dose methotrexate therapy in osteosarcoma. FUSILEV is also indicated to diminish the toxicity and counteract the effects of impaired methotrexate elimination and of inadvertent overdosage of folic acid antagonists. FUSILEV, under various trade names, is marketed outside the United States by Pfizer, Sanofi-Aventis, and Takeda.

Important FUSILEV® (levoleucovorin) Safety Considerations

FUSILEV is dosed at one-half the usual dose of racemic d,l-leucovorin. FUSILEV is contraindicated for patients who have had previous allergic reactions attributed to folic acid or folinic acid. Due to calcium content, no more than 16-mL (160-mg) of levoleucovorin solution should be injected intravenously per minute. FUSILEV enhances the toxicity of fluorouracil. Concomitant use of d,l-leucovorin with trimethoprim-sulfamethoxazole for pneumocystis carinii pneumonia in HIV patients was associated with increased rates of treatment failure in a placebo-controlled study. Allergic reactions were reported in patients receiving FUSILEV. Vomiting (38%), stomatitis (38%) and nausea (19%) were reported in patients receiving FUSILEV as rescue after high dose methotrexate therapy. The most common adverse reactions ( > 50%) in patients with advanced colorectal cancer receiving FUSILEV in combination with 5-fluorouracil were diarrhea, nausea and stomatitis. FUSILEV may counteract the antiepileptic effect of phenobarbital, phenytoin and primidone, and increase the frequency of seizures in susceptible patients.

Full prescribing information for FUSILEV can be found at www.FUSILEV.com.

About FOLOTYN®

FOLOTYN, (pralatrexate injection), a folate analogue metabolic inhibitor, was discovered by Memorial Sloan-Kettering Cancer Center, SRI International and Southern Research Institute and developed by Allos Therapeutics. In September 2009, the U.S. Food and Drug Administration (FDA) granted accelerated approval for FOLOTYN for use as a single agent for the treatment of patients with relapsed or refractory PTCL. This indication is based on overall response rate. Clinical benefit such as improvement in progression-free survival or overall survival has not been demonstrated. FOLOTYN has been available to patients in the U.S. since October 2009. An updated analysis of data from PROPEL, the pivotal study of FOLOTYN in patients with relapsed or refractory PTCL, was published in the March 20, 2011 issue of the Journal of Clinical Oncology. FOLOTYN has patent protection through July 2022, based on a five-year patent term extension through the Hatch-Waxman Act.

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Important FOLOTYN® Safety Information

Warnings and Precautions

FOLOTYN may suppress bone marrow function, manifested by thrombocytopenia, neutropenia, and anemia. Monitor blood counts and omit or modify dose for hematologic toxicities.

Mucositis may occur. If greater-than or equal to Grade 2 mucositis is observed, omit or modify dose. Patients should be instructed to take folic acid and receive vitamin B12 to potentially reduce treatment-related hematological toxicity and mucositis.

Fatal dermatologic reactions may occur. Dermatologic reactions may be progressive and increase in severity with further treatment. Patients with dermatologic reactions should be monitored closely, and if severe, FOLOTYN should be withheld or discontinued. Tumor lysis syndrome may occur. Monitor patients and treat if needed.

FOLOTYN can cause fetal harm. Women should avoid becoming pregnant while being treated with FOLOTYN and pregnant women should be informed of the potential harm to the fetus.

Use caution and monitor patients when administering FOLOTYN to patients with moderate to severe renal function impairment.

Elevated liver function test abnormalities may occur and require monitoring. If liver function test abnormalities are greater-than or equal to Grade 3, omit or modify dose.

Adverse Reactions

The most common adverse reactions were mucositis (70%), thrombocytopenia (41%), nausea (40%), and fatigue (36%). The most common serious adverse events are pyrexia, mucositis, sepsis, febrile neutropenia, dehydration, dyspnea, and thrombocytopenia.

Use in Specific Patient Population

Nursing mothers should be advised to discontinue nursing or the drug, taking into consideration the importance of the drug to the mother.

Drug Interactions

Co-administration of drugs subject to renal clearance (e.g., probenecid, NSAIDs, and trimethoprim/sulfamethoxazole) may result in delayed renal clearance.

Please see FOLOTYN Full Prescribing Information at www.FOLOTYN.com.

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About ZEVALIN® and the ZEVALIN Therapeutic Regimen

ZEVALIN (ibritumomab tiuxetan) injection for intravenous use, is indicated for the treatment of patients with relapsed or refractory, low-grade or follicular B-cell non-Hodgkin’s lymphoma (NHL). ZEVALIN is also indicated for the treatment of patients with previously untreated follicular non-Hodgkin’s Lymphoma who achieve a partial or complete response to first-line chemotherapy.

ZEVALIN is a CD20-directed radiotherapeutic antibody. The ZEVALIN therapeutic regimen consists of two components: rituximab, and Yttrium-90 (Y-90) radiolabeled ZEVALIN for therapy. ZEVALIN builds on the combined effect of a targeted biologic monoclonal antibody augmented with the therapeutic effects of a beta-emitting radioisotope.

Important ZEVALIN® Safety Information

Deaths have occurred within 24 hours of rituximab infusion, an essential component of the ZEVALIN therapeutic regimen. These fatalities were associated with hypoxia, pulmonary infiltrates, acute respiratory distress syndrome, myocardial infarction, ventricular fibrillation, or cardiogenic shock. Most (80%) fatalities occurred with the first rituximab infusion. ZEVALIN administration can result in severe and prolonged cytopenias in most patients. Severe cutaneous and mucocutaneous reactions, some fatal, can occur with the ZEVALIN therapeutic regimen.

Please see full Prescribing Information, including BOXED WARNINGS, for ZEVALIN and rituximab. Full prescribing information for ZEVALIN can be found at www.ZEVALIN.com.

About MARQIBO®

Marqibo is a novel, sphingomyelin/cholesterol liposome-encapsulated, formulation of vincristine sulfate. Vincristine, a microtubule inhibitor, is FDA-approved for the treatment of adult patients with Philadelphia chromosome-negative (Ph-) acute lymphoblastic leukemia (ALL) in second or greater relapse or whose disease has progressed following two or more anti-leukemia therapies. (The encapsulation technology, utilized in this formulation, has been shown to provide prolonged circulation of vincristine in the blood).

Please see important safety information below and the full prescribing information for Marqibo at www.marqibo.com.

Indication and usage

Marqibo is a liposomal vinca alkaloid indicated for the treatment of adult patients with Philadelphia chromosome-negative (Ph-) acute lymphoblastic leukemia (ALL) in second or greater relapse or whose disease has progressed following two or more anti-leukemia therapies. This indication is based on overall response rate. Clinical benefit such as improvement in overall survival has not been verified.

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Important safety information

CONTRAINDICATIONS

•	Marqibo is contraindicated in patients with demyelinating conditions including Charcot-Marie-Tooth syndrome

•	Marqibo is contraindicated in patients with hypersensitivity to vincristine sulfate or any of the other components of Marqibo (vinCRIStine sulfate LIPOSOME injection

•	Marqibo is contraindicated for intrathecal administration

WARNING

See full prescribing information for complete boxed warning.

•	For Intravenous Use Only — Fatal if Given by Other Routes

•	Death has occurred with intrathecal use

•	Marqibo (vinCRIStine sulfate LIPOSOME injection) has different dosage recommendations than vinCRIStine sulfate injection. Verify drug name and dose prior to preparation and administration to avoid overdosage.

Warnings and Precautions

For Intravenous Use Only

For Intravenous use only. Fatal if given by other routes.

Extravasation Tissue Injury

Only administer through a secure and free-flowing venous access line. If extravasation is suspected, discontinue infusion immediately and consider local treatment measures.

Neurologic Toxicity

Sensory and motor neuropathies are common and are cumulative. Monitor patients for symptoms of neuropathy, such as hypoesthesia, hyperesthesia, paresthesia, hyporeflexia, areflexia, neuralgia, jaw pain, decreased vibratory sense, cranial neuropathy, ileus, burning sensation, arthralgia, myalgia, muscle spasm, or weakness, both before and during treatment. Orthostatic hypotension may occur. The risk of neurologic toxicity is greater if Marqibo is administered to patients with preexisting neuromuscular disorders or when other drugs with risk of neurologic toxicity are being given. In the studies of relapsed and/or refractory adult ALL patients, Grade > 3 neuropathy events occurred in 32.5% of patients. Worsening neuropathy requires dose delay, reduction, or discontinuation of Marqibo.

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Myelosuppression

Monitor complete blood counts prior to each dose of Marqibo. If Grade 3 or 4 neutropenia, thrombocytopenia, or anemia develops, consider Marqibo dose modification or reduction as well as supportive care measures.

Tumor Lysis Syndrome

Tumor lysis syndrome (TLS) may occur in patients with ALL receiving Marqibo. Anticipate, monitor for, and manage.

Constipation and Bowel Obstruction

Ileus, bowel obstruction, and colonic pseudo-obstruction have occurred. Marqibo can cause constipation. Institute a prophylactic bowel regimen to mitigate potential constipation, bowel obstruction, and/or paralytic ileus, considering adequate dietary fiber intake, hydration, and routine use of stool softeners, such as docusate. Additional treatments, such as senna, bisacodyl, milk of magnesia, magnesium citrate, and lactulose may be considered.

Fatigue

Marqibo can cause severe fatigue. Marqibo dose delay, reduction, or discontinuation may be necessary.

Hepatic Toxicity

Fatal liver toxicity and elevated levels of aspartate aminotransferase have occurred. Elevated levels of aspartate aminotransferase of Grade >3 occurred in 6-11% of patients in clinical trials. Monitor hepatic function tests. Reduce or interrupt Marqibo for hepatic toxicity.

Embryofetal Toxicity

Marqibo can cause fetal harm when administered to a pregnant woman. Vincristine sulfate liposome injection was teratogenic or caused embryo-fetal death in animals. Women of childbearing potential should avoid becoming pregnant while being treated with Marqibo. There are no adequate and well-controlled studies of Marqibo in pregnant women and there were no reports of pregnancy in any of the clinical studies in the Marqibo clinical development program. If this drug is used during pregnancy, or if the patient becomes pregnant while taking this drug, the patient should be apprised of the potential hazard to a fetus [see Use in Specific Populations].

Adverse Reactions

The most common adverse reactions ( > 30%) were constipation (57%), nausea (52%), pyrexia (43%), fatigue (41%), peripheral neuropathy (39%), febrile neutropenia (38%), diarrhea (37%), anemia (34%), decreased appetite (33%), and insomnia (32%).

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The most commonly reported SAEs included febrile neutropenia (20.5%), pyrexia (13.3%), hypotension (7.2%), respiratory distress (6.0%), and cardiac arrest (6.0%).

Twenty-eight percent of patients experienced adverse reactions leading to treatment discontinuation. The most common adverse reactions that caused treatment discontinuation were peripheral neuropathy (10%), leukemia-related (7%), and tumor lysis syndrome (2%).

Deaths occurred in 23% of patients in study 1. The non-leukemia related causes of deaths were brain infarct (1), intracerebral hemorrhage (2), liver failure (1), multi-system organ failure (2), pneumonia and septic shock (3), respiratory failure (4), pulmonary hemorrhage (1), and sudden cardiac death (1).

Drug Interactions

No formal drug interaction studies have been conducted with Marqibo. Marqibo is expected to interact with drugs known to interact with non-liposomal vincristine sulfate.

Simultaneous oral or intravenous administration of phenytoin and antineoplastic chemotherapy combinations that included non-liposomal vincristine sulfate has been reported to reduce blood levels of phenytoin and to increase seizure activity.

CYP3A Interactions

Vincristine sulfate, the active agent in Marqibo, is a substrate for cytochrome P450 3A isozymes (CYP3A); therefore, the concomitant use of strong CYP3A inhibitors should be avoided (e.g., ketoconazole, itraconazole, voriconazole, posaconazole, clarithromycin, atazanavir, indinavir, nefazodone, nelfinavir, ritonavir, saquinavir, telithromycin). Similarly, the concomitant use of strong CYP3A inducers should be avoided (e.g., dexamethasone, phenytoin, carbamazepine, rifampin, rifabutin, rifapentine, phenobarbital, St. John’s Wort).

P-glycoprotein Interactions

Vincristine sulfate, the active agent in Marqibo, is also a substrate for P-glycoprotein (P-gp). The effect of concomitant use of potent P-gp inhibitors or inducers has not been investigated; it is likely that these agents will alter the pharmacokinetics or pharmacodynamics of Marqibo. Therefore the concomitant use of potent P-gp inhibitors or inducers should be avoided.

Use in Specific Populations

Pregnancy

Pregnancy Category D [see Warnings and Precautions]

Based on its mechanism of action and findings from animal studies, Marqibo can cause fetal harm when administered to pregnant women.

11500 S. Eastern Ave., Ste. 240   •   Henderson, Nevada 89052   •   Tel: 702-835-6300   •   Fax: 702-260-7405   •   www.sppirx.com

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If this drug is used during pregnancy, or if the patient becomes pregnant while taking this drug, the patient should be apprised of the potential hazard to a fetus. In an embryofetal developmental study, pregnant rats were administered vincristine sulfate liposome injection intravenously during the period of organogenesis at vincristine sulfate doses of 0.022 to 0.09 mg/kg/day. Drug-related adverse effects included fetal malformations (skeletal and visceral), decreases in fetal weights, increased numbers of early resorptions and post-implantation losses, and decreased maternal body weights Malformations were observed at doses > 0.044 mg/kg/day in animals at systemic exposures approximately 20-40% of those reported in patients at the recommended dose.

Nursing Mothers

It is not known whether this drug is excreted in human milk. Because many drugs are excreted in human milk and because of the potential for serious adverse reactions in nursing infants, a decision should be made whether to discontinue nursing or discontinue the drug taking into account the importance of the drug to the mother.

Pediatric Use

The safety and effectiveness of Marqibo in pediatric patients have not been established.

Geriatric Use

Safety and effectiveness in elderly individuals have not been established. In general, dose selection for an elderly patient should be cautious, reflecting the greater frequency of decreased hepatic, renal, or cardiac function, and of concomitant disease or other drug therapy.

Renal Impairment

The influence of renal impairment on the safety, efficacy, and pharmacokinetics of Marqibo has not been evaluated.

Hepatic Impairment

Non-liposomal vincristine sulfate is excreted primarily by the liver. The influence of severe hepatic impairment on the safety and efficacy of Marqibo has not been evaluated. The pharmacokinetics of Marqibo was evaluated in patients with moderate hepatic dysfunction (Child-Pugh B) secondary to melanoma liver metastases. The dose-adjusted maximum plasma concentration (Cmax) and area under the concentration-time curve (AUC) of Marqibo in patients with moderate hepatic impairment was comparable to the Cmax and AUC of patients with ALL who had otherwise normal hepatic function.

11500 S. Eastern Ave., Ste. 240   •   Henderson, Nevada 89052   •   Tel: 702-835-6300   •   Fax: 702-260-7405   •   www.sppirx.com

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About Captisol-Enabled Melphalan

Captisol-enabled, PG-free melphalan is a novel intravenous formulation of melphalan being investigated for the multiple myeloma transplant setting, for which it has been granted an Orphan Drug Designation by the FDA. This formulation eliminates the use of propylene glycol, which has been reported to cause renal and cardiac side effects that limit the ability to deliver higher doses of therapeutic compounds. The use of the Captisol® technology to reformulate melphalan also improves its stability and is anticipated to allow for slower infusion rates and longer administration durations, potentially enabling clinicians to safely achieve a higher dose intensity for pre-transplant chemotherapy.

About Captisol®

Captisol is a patent-protected, chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. Captisol was invented and initially developed by scientists in the laboratories of Dr. Valentino Stella at the University of Kansas’ Higuchi Biosciences Center for specific use in drug development and formulation. This unique technology has enabled six FDA-approved products, including Onyx Pharmaceuticals’ Kyprolis®, Baxter International’s Nexterone® and Merck’s NOXAFIL IV. There are also more than 30 Captisol-enabled products currently in clinical development.

Forward-looking statement — This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management’s current beliefs and expectations. These statements include, but are not limited to, statements that relate to our business and its future, including sales of Spectrum’s drug products, certain company milestones, Spectrum’s ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, leveraging the expertise of partners and employees around the world to assist us in the execution of our strategy, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates may not prove safe or effective, the possibility that our existing and new applications to the FDA and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of sustained revenue history, our limited marketing experience, our customer concentration, the possibility for fluctuations in customer orders, evolving market dynamics, our dependence on third parties for clinical trials, manufacturing, distribution, information and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.

11500 S. Eastern Ave., Ste. 240   •   Henderson, Nevada 89052   •   Tel: 702-835-6300   •   Fax: 702-260-7405   •   www.sppirx.com

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SPECTRUM PHARMACEUTICALS, INC.®, FUSILEV®, FOLOTYN®, ZEVALIN® and MARQIBO® are registered trademarks of Spectrum Pharmaceuticals, Inc and its affiliates. BELEODAQ™, REDEFINING CANCER CARE™ and the Spectrum Pharmaceuticals logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

© 2014 Spectrum Pharmaceuticals, Inc. All Rights Reserved.

11500 S. Eastern Ave., Ste. 240   •   Henderson, Nevada 89052   •   Tel: 702-835-6300   •   Fax: 702-260-7405   •   www.sppirx.com

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SPECTRUM PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Product sales, net	$40,096	$29,346
License fees and service revenue	28	9,321

Total revenues	$40,124	$38,667

Operating costs and expenses:
Cost of product sales (excludes amortization of purchased intangible assets)	6,278	6,782
Selling, general and administrative	23,403	22,014
Research and development	29,497	11,883
Amortization and impairment of intangible assets	5,360	4,445

Total operating costs and expenses	64,538	45,124

Loss from operations	(24,414)	(6,457)

Other expense:
Interest expense	(2,067)	(421)
Change in fair value of contingent consideration related to acquisition	(724)	—
Other expense	(358)	(897)

Total other expense	(3,149)	(1,318)

Loss before income taxes	(27,563)	(7,775)
Income tax (expense) benefit	(78)	2,340

Net loss	$(27,641)	$(5,435)

Net loss per share:
Basic	$(0.44)	$(0.09)

Diluted	$(0.44)	$(0.09)

Weighted average shares outstanding:
Basic	63,447,309	59,181,380

Diluted	63,447,309	59,181,380

11500 S. Eastern Ave., Ste. 240   •   Henderson, Nevada 89052   •   Tel: 702-835-6300   •   Fax: 702-260-7405   •   www.sppirx.com

•   NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and equivalents	$117,734	$156,306
Marketable securities	3,472	3,471
Accounts receivable, net of allowance for doubtful accounts of $136 and $206, respectively	54,007	49,483
Other receivables	8,186	7,539
Inventories	12,919	13,519
Prepaid expenses and other current assets	17,697	3,213
Deferred tax assets	1,661	1,659

Total current assets	215,676	235,190
Property and equipment, net	1,597	1,535
Intangible assets, net	225,591	231,352
Goodwill	18,496	18,501
Other assets	13,621	12,577

Total assets	$474,981	$499,155

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$71,414	$79,837
Accrued payroll and related expenses	4,408	6,872
Deferred revenue	458	156
Drug development liability	3,119	3,119

Total current liabilities	79,399	89,984
Drug development liability, less current portion	14,387	14,623
Acquisition-related contingent obligations	9,053	8,329
Deferred tax liability	8,241	7,168
Other long-term liabilities	5,423	5,965
Convertible senior notes	92,627	91,480

Total liabilities	209,130	217,549
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized:
Series B junior participating preferred stock, $0.001 par value; 1,500,000 shares authorized; no shares issued and outstanding	—	—
Series E Convertible Voting Preferred Stock, $0.001 par value and $10,000 stated value; 2,000 shares authorized; 20 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively (convertible into 40,000 shares of common stock, with aggregate liquidation value of $240)	123	123
Common stock, $0.001 par value; 175,000,000 shares authorized; 65,649,620 and 64,104,173 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	65	64
Additional paid-in capital	529,745	518,144
Accumulated other comprehensive income	1,178	894
Accumulated deficit	(265,260)	(237,619)

Total stockholders’ equity	265,851	281,606

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$474,981	$499,155

11500 S. Eastern Ave., Ste. 240   •   Henderson, Nevada 89052   •   Tel: 702-835-6300   •   Fax: 702-260-7405   •   www.sppirx.com

•   NASDAQ: SPPI

Non-GAAP Financial Measures

In this press release, Spectrum reports certain historical and expected non-GAAP results. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the tables of this press release and the accompanying footnotes. The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the below table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the Company’s on-going core operating performance.

Management uses non-GAAP net income (loss) in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that providing these non-GAAP financial measures allows investors to view the Company’s financial results in the way that management views the financial results.

The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

11500 S. Eastern Ave., Ste. 240   •   Henderson, Nevada 89052   •   Tel: 702-835-6300   •   Fax: 702-260-7405   •   www.sppirx.com

•   NASDAQ: SPPI

SPECTURM PHARMACUTICALS, INC.

Condensed Consolidated Statements of Operations and Reconciliation of Non-GAAP Adjustments

(In thousands, except share and per share data)

(Unaudited)

	Three months ended March 31,
	2014	2013
GAAP product sales & license and contract revenue	$40,124	$38,667
Non GAAP adjustments to product sales & license and contract revenue:	—	—

Total adjustments to product sales & license and contract revenues	—	—
Non-GAAP product sales & license and contract revenue	40,124	38,667

GAAP cost of product sales	6,278	6,782
Non-GAAP adjustments to cost of product sales	—	—

Non-GAAP cost of product sales	6,278	6,782

GAAP selling, general and administrative expenses	23,403	22,014
Non GAAP adjustments to SG&A:
Stock-based compensation	(2,127)	(2,073)
Shareholder lawsuit	(379)	(336)
Depreciation expense	(245)	(334)

Total adjustments to SG&A	(2,751)	(2,743)
Non-GAAP selling, general and administrative	20,652	19,271

GAAP research and development	29,497	11,883
Non-GAAP adjustments to R&D:
Stock-based compensation	(444)	(674)
Depreciation expense	(38)	(30)
TopoTarget milestone payment & stock issuance	(17,790)	—
Non-recurring payment related to co-development agreement	—	(1,100)

Total adjustments to R&D	(18,272)	(1,804)
Non-GAAP research and development	11,225	10,079

GAAP amortization of purchased intangibles	5,360	4,445
Non-GAAP adjustments to purchased intangibles:
Amortization	(5,360)	(4,445)

Total adjustments to amortization of purchased intangibles	(5,360)	(4,445)
Non-GAAP amortization of purchased intangibles	—	—

GAAP income from operations	(24,414)	(6,457)
Non-GAAP adjustments to income from operations	26,383	8,992

Non-GAAP income from operations	1,969	2,535

GAAP other expense, net	(3,149)	(1,318)
Non-GAAP adjustments to other expense
Market-to-market of contingent consideration	724	—
Accretion of discount on 2018 Convertible Notes	1,147	—

Total adjustments to other expense, net	1,871	—

Non-GAAP other expense, net	(1,278)	(1,318)

GAAP (provision)/benefit for income taxes	(78)	2,340
Adjustment to (provision)/benefit for income taxes	78	(2,706)

Non-GAAP provision for income taxes	—	(366)

GAAP net loss	(27,641)	(5,435)
Non-GAAP adjustments	28,332	6,286

Non-GAAP net income	691	851

Non-GAAP income per share:
Basic	$0.01	$0.01

Diluted	$0.01	$0.01

Weighted average shares outstanding:
Basic	63,447,309	59,181,380

Diluted	78,746,903	64,294,890

11500 S. Eastern Ave., Ste. 240   •   Henderson, Nevada 89052   •   Tel: 702-835-6300   •   Fax: 702-260-7405   •   www.sppirx.com

•   NASDAQ: SPPI